EXHIBIT 4.2

H2O AMERICA

TO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 3, 2026

Establishing a series of Senior Notes designated as

REMARKETABLE SENIOR NOTES DUE 2031

TABLE OF CONTENTS1

1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

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TABLE OF CONTENTS
(continued)

Page

Article 8 SUPPLEMENTAL INDENTURES		10

Section 801.	Supplemental Indentures without Consent of Holders of Remarketable Senior Notes	10
Section 802.	Supplemental Indentures with Consent of Holders of Remarketable Senior Notes	11

Article 9 REMARKETING		12

Section 901.	Remarketing Procedures	12
Section 902.	Remarketing	13
Section 903.	Reset Rate	13
Section 904.	Modification of Terms in Connection with a Successful Remarketing	14
Section 905.	Put Right	15

Article 10 TAX TREATMENT		16

Section 1001.	Tax Treatment	16
Section 1002.	FATCA	16

Article 11 MISCELLANEOUS PROVISIONS		16

Section 1101.	Recitals by Company; Concerning the Trustee	16
Section 1102.	Ratification and Incorporation of Original Indenture	17
Section 1103.	Executed in Counterparts	17
Section 1104.	Trustee Not Responsible for Purchase Contract and Pledge Agreement	17
Section 1105.	Security Registrar and Paying Agent.	18
Section 1106.	Trustee Not Responsible for Remarketing.	18
Section 1107.	Notice upon Trustee.	18
Section 1108.	First Supplemental Indenture Controls.	18
Section 1109.	Governing Law.	18
Section 1110.	Separability.	18
Section 1111.	Waiver of Jury Trial	18

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THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 3rd day of November, 2026, by and between H2O AMERICA, a Delaware corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of November 3, 2026 (the “Original Indenture”), with U.S. Bank Trust Company, National Association;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended and as further supplemented by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes to be designated “Remarketable Senior Notes due 2031” (the “Remarketable Senior Notes”);

WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture, and all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company, and to make the Remarketable Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Article 1

DEFINITIONS

Section 101.        Definition of Terms. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)               the capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Indenture or, if not defined in the Original Indenture, in the Purchase Contract and Pledge Agreement;

(b)               the definition of any term in this First Supplemental Indenture that is also defined in the Original Indenture shall supersede the definition of such term in the Original Indenture;

(c)               the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(d)               all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, whether directly or by reference therein, have the meanings assigned to them therein;

(e)               a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture unless otherwise stated;

(f)                the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(g)               headings are for convenience of reference only and do not affect interpretation;

“Applicable Law” shall have the meaning set forth in Section 1002.

“Business Day” means any day that is not (i) a Saturday or Sunday, (ii) a day on which banking institutions in New York City or St. Paul, Minnesota are authorized or required by law or executive order to close or (iii) a day on which the Trustee’s Corporate Trust Office is closed for business. The definition of “Business Day” in Section 101 of the Original Indenture shall not apply with respect to the Remarketable Senior Notes, and any reference in the Original Indenture to such provision shall, for purposes of the Remarketable Senior Notes, be deemed to refer instead to the definition of “Business Day” set forth herein.

“Code” shall have the meaning set forth in Section 1002.

“Global Note” shall have the meaning set forth in Section 204.

“Holder” means (i) with respect to the Corporate Units or the Treasury Units, such term as defined in the Purchase Contract and Pledge Agreement and (ii) with respect to the Remarketable Senior Notes, the Person in whose name at the time a particular Remarketable Senior Note is registered on the books of the Trustee kept for that purpose.

“Increased Principal Amount” shall have the meaning set forth in Section 209.

“Interest Payment” means, with respect to any Interest Payment Date, the interest payment on the Remarketable Senior Notes due on such Interest Payment Date.

“Interest Payment Date” shall have the meaning set forth in Section 205.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or if none, the Original Issue Date) to, but excluding, such Interest Payment Date.

“Original Issue Date” means November 3, 2026.

“Pledged Note” shall have the meaning set forth in Section 209.

“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement, dated as of November 3, 2026, between the Company and U.S. Bank Trust Company, National Association, as purchase contract agent, collateral agent, custodial agent and securities intermediary, as amended from time to time.

“Put Price” shall have the meaning set forth in Section 905.

“Put Right” shall have the meaning set forth in Section 905.

“Put Right Default” shall have the meaning set forth in Section 206.

“Reduced Principal Amount” shall have the meaning set forth in Section 209.

“Regular Record Date” means, with respect to any Interest Payment Date for the Remarketable Senior Notes, the 15th day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (whether or not a Business Day); provided that if any of the Remarketable Senior Notes or the Corporate Units are held by a securities depository in book-entry form, the Regular Record Date for such Remarketable Senior Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

“Released Note” shall have the meaning set forth in Section 209.

“Remarketed Notes” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate principal amount of Remarketable Senior Notes underlying the Pledged Applicable Ownership Interests in Notes and the Separate Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, in each case pursuant to the terms of the Purchase Contract and Pledge Agreement.

“Remarketing Agent” means the remarketing agent or agents appointed by the Company, pursuant to the Remarketing Agreement.

“Securities Rate” shall have the meaning set forth in Section 205.

“Stated Maturity” shall have the meaning set forth in Section 202.

“Subjected Note” shall have the meaning set forth in Section 209.

“Underwriting Agreement” means the Underwriting Agreement, dated October 29, 2026, among the Company and the underwriters named therein, for whom Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as representatives (collectively, the “Underwriters”), for the sale of 6,500,000 of the Company’s Corporate Units (and up to 975,000 additional Corporate Units upon exercise of the Underwriters’ over-allotment option).

The terms “Company,” “Indenture,” “Original Indenture,” “Trustee” and “Remarketable Senior Notes” shall have the respective meanings set forth in the recitals to this First Supplemental Indenture.

Article 2

GENERAL TERMS AND CONDITIONS OF THE REMARKETABLE SENIOR NOTES

Section 201.        Designation and Principal Amount. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company’s Remarketable Senior Notes due 2031 (the “Remarketable Senior Notes”) and limited in aggregate principal amount to $373,750,000, except as contemplated in Section 301(2) of the Original Indenture.

Section 202.        Stated Maturity. The “Stated Maturity” of the Remarketable Senior Notes is November 1, 2031.

Section 203.        Form of Payment; Minimum Transfer Restriction.

(a)               Except as provided in Section 204, the Remarketable Senior Notes shall be issued in fully registered definitive form without coupons. All Remarketable Senior Notes shall have identical terms. Remarketable Senior Notes corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units shall be registered in the name of the Purchase Contract Agent. Principal of the Remarketable Senior Notes will be payable (subject to the last sentence of this Section 203(a)), the transfer of such Remarketable Senior Notes will be registrable, and such Remarketable Senior Notes will be exchangeable for Remarketable Senior Notes of a like aggregate principal amount bearing identical terms and provisions, at the Corporate Trust Office of the Trustee; provided, however, that, except as otherwise provided in the form of Remarketable Senior Note attached hereto as Exhibit A, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if such Person so requests and designates an account in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date, by wire transfer to such account, and provided, further, that the Company, in its discretion may remove the Paying Agent and may appoint one or more additional Paying Agents (including the Company or any of its affiliates). Payments with respect to any Global Note or any Remarketable Senior Note corresponding to Applicable Ownership Interests in Notes that are components of Corporate Units will be made by wire transfer to the Depository or in accordance with any other applicable procedures of the Depository.

(b)               The Remarketable Senior Notes shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that upon the release by the Collateral Agent of Remarketable Senior Notes underlying the Pledged Applicable Ownership Interests in Notes in accordance with Section 3.15 of the Purchase Contract and Pledge Agreement, if any Holder or Beneficial Owner shall be entitled to receive Remarketable Senior Notes in an aggregate principal amount that is not an integral multiple of $1,000, the Purchase Contract Agent shall request, on behalf of such Holder or Beneficial Owner, that the Company issue Remarketable Senior Notes in denominations of $50, or integral multiples thereof, in exchange for Remarketable Senior Notes in denominations of $1,000 or integral multiples thereof. The second paragraph of Section 201 of the Original Indenture shall not apply with respect to the Remarketable Senior Notes, and any reference in the Original Indenture to such provision shall, for purposes of the Remarketable Senior Notes, be deemed to refer instead to this Section 203(b).

Section 204.        Exchange and Registration of Transfer of Remarketable Senior Notes; Restrictions on Transfer; Depositary. Remarketable Senior Notes corresponding to Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued in permanent global form (a “Global Note”), and if issued as one or more Global Notes, the Depository shall be The Depository Trust Company or such other depository that is a clearing agency registered under Section 17A of the Exchange Act as any officer of the Company may from time to time designate. On the date on which the Remarketable Senior Notes registered in the name of the Purchase Contract Agent pursuant to Section 203 are issued, the Company shall also issue one or more Global Notes, registered in the name of the Depository or its nominee, each having a zero principal balance. Upon the creation of Treasury Units, or the re-creation of Corporate Units or in any other case where the Collateral Agent releases Remarketable Senior Notes underlying the Pledged Applicable Ownership Interests in Notes, an appropriate annotation shall be made by the Collateral Agent on the Pledged Note held by the Securities Intermediary and credited to the Collateral Account and, upon receipt of the confirmation and instructions contemplated by Section 209, by the Trustee on the Schedule of Increases or Decreases in Remarketable Senior Notes on the Global Notes held by or on behalf of the Depository. Except upon recreation of Corporate Units, Remarketable Senior Notes represented by the Global Notes will be exchangeable for Remarketable Senior Notes in certificated form only (x) if the Depository (A) has notified the Company that it is unwilling or unable to continue as depository for the Global Notes or (B) has ceased to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository that is a clearing agency registered under Section 17A of the Exchange Act is not appointed by the Company within 90 days after such notice or cessation, or (y) upon the occurrence and during the continuance of Event of Default or any other event that after notice or lapse of time, would constitute an Event of Default with respect to the Remarketable Senior Notes and any beneficial owner of a Global Note requests that its beneficial interest be exchanged for a Remarketable Senior Note in certificated form; provided, subject to Section 203, that the Remarketable Senior Notes in certificated form so issued in exchange for the Global Notes shall be in denominations of $1,000 or any whole multiple of $1,000 above that amount and shall be of like aggregate principal amount and tenor as the portion of the Global Note to be exchanged. Except as provided above, owners of beneficial interest in a Global Note will not be entitled to receive physical delivery of Remarketable Senior Notes in certificated form and will not be considered the Holders thereof for any purpose under the Indenture. Any Global Note that is exchangeable pursuant to clause (x) of the fourth sentence of this Section 204 shall be exchangeable for Remarketable Senior Notes in certificated form registered in such names as the Depository shall direct. The second sentence of Section 203(c)(1) and Sections 203(c)(2) and 203(c)(3) of the Original Indenture shall not apply with respect to the Remarketable Senior Notes, and any reference in the Original Indenture to such provisions shall, for purposes of the Remarketable Senior Notes, be deemed to refer instead to the fourth sentence of this Section 204. Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depository, and the Trustee shall have no obligation to monitor or verify compliance with any restrictions on transfer imposed under the Indenture or applicable law with respect to any transfer of any interest in any Remarketable Senior Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture.

Section 205.        Interest.

(a)               Subject to Section 904, interest on the Remarketable Senior Notes shall be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, subject to adjustment in accordance with Section 205(b), an “Interest Payment Date”), commencing February 1, 2027, and at Stated Maturity, to the Person in whose name the relevant Remarketable Senior Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date except that interest payable at the Stated Maturity shall be paid to the Person to whom principal is payable. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month. If any Interest Payment Date, the Stated Maturity or the date (if any) on which the Company is required to purchase the Remarketable Senior Notes pursuant to Section 905 is not a Business Day, then the applicable payment shall be made on the next succeeding day that is a Business Day and no interest shall accrue or be paid in respect of such delay. Section 113 of the Original Indenture is hereby superseded in its entirety, with respect to the Remarketable Senior Notes, by the immediately preceding sentence.

(b)               The Remarketable Senior Notes will bear interest initially at the rate of 5.300% per year (the “Securities Rate”) from and including November 3, 2026 to, but excluding, the date the principal amount thereof is paid or made available for payment, or in the event of a Successful Remarketing, the Remarketing Settlement Date. In the event of a Successful Remarketing of the Remarketable Senior Notes, the interest rate applicable to the Remarketable Senior Notes may be reset by the Remarketing Agent to the applicable Reset Rate with effect from the Remarketing Settlement Date, as set forth in Section 903. If the interest rate is so reset, the Remarketable Senior Notes will bear interest at the applicable Reset Rate from, and including, the Remarketing Settlement Date to, but excluding, the date the principal amount thereof is paid or made available for payment. In the event of a Successful Remarketing, following the applicable Remarketing Settlement Date, interest on Remarketable Senior Notes will be payable semi-annually on May 1 and November 1, or if any such date is not a Business Day, on the next following Business Day. If there is no Successful Remarketing, the interest rate will not be reset, the Interest Payment Dates shall remain the same and the Remarketable Senior Notes shall continue to bear interest at the Securities Rate. The Remarketable Senior Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Securities Rate, unless a Successful Remarketing shall have occurred, in which case on and after the Remarketing Settlement Date the Remarketable Senior Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Reset Rate.

Section 206.        Events of Default. An Event of Default as defined in the Original Indenture shall be an Event of Default with respect to the Remarketable Senior Notes. In addition, an Event of Default with respect to the Remarketable Senior Notes will occur if the Company fails to pay the Put Price of any Remarketable Senior Note on the Purchase Contract Settlement Date after a Holder’s Put Right has been exercised pursuant to Section 905 (“Put Right Default”). For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee or the Holders of the Remarketable Senior Notes, no breach by the Company of any covenant or obligation under the Original Indenture or the terms of the Remarketable Senior Notes shall be an Event of Default except those that are specifically identified as an Event of Default under the Original Indenture (including, for the avoidance of doubt in Section 501(3) of the Original Indenture) or a Put Right Default. The Trustee shall not be deemed to have notice or knowledge of any Put Right Default unless a Responsible Officer of the Trustee shall have received written notice of such Put Right Default at the Corporate Trust Office, and such notice references the Remarketable Senior Notes, the Company and the Indenture.

Section 207.        No Defeasance. The provisions of Sections 403 and 404 of the Original Indenture shall not apply to the Remarketable Senior Notes, and the provisions of Section 401 of the Original Indenture shall not apply to the Remarketable Senior Notes to the extent the provisions of Section 401 would allow for satisfaction and discharge of the Remarketable Senior Notes prior to the Stated Maturity, except in the case of an exercise by a Holder of the Put Right pursuant to Section 905 on the Purchase Contract Settlement Date.

Section 208.        No Sinking Fund or Repayment at Option of the Holder. The Remarketable Senior Notes shall not be subject to any sinking fund or analogous provision and, except in the case of the Put Right, shall not be repayable at the option of a Holder thereof prior to the Stated Maturity.

Section 209.        Increase and Decrease in Pledged Notes. In the event that any Remarketable Senior Notes underlying Pledged Applicable Ownership Interests in Notes with respect to any Corporate Units in global form are to be released from the Pledge following a Termination Event, Collateral Substitution, Cash Settlement, Successful Remarketing, Early Settlement or Fundamental Change Early Settlement pursuant to the Purchase Contract and Pledge Agreement (a “Released Note”), such release and delivery shall be evidenced by an endorsement by the Securities Intermediary, at the direction of the Collateral Agent, on the Remarketable Senior Note held by the Securities Intermediary and credited to the Collateral Account (the “Pledged Note”) reflecting a reduction in the principal amount of such Pledged Note equal in amount (the “Reduced Principal Amount”) to the principal amount of the Released Note. The Collateral Agent shall confirm any such Reduced Principal Amount by delivering a photocopy of such endorsement made on the Pledged Note evidencing such Reduced Principal Amount to (i) the Trustee at the email address or other address of the Trustee provided for notices to the Trustee in Section 105 of the Original Indenture (or at such other email address or other address as the Trustee shall provide to the Collateral Agent) and (ii) the Company at the facsimile number, email address or other address of the Company for notices to the Company on the signature page of the Purchase Contract and Pledge Agreement (or at such other facsimile number, email address or other address as the Company shall provide to the Collateral Agent). Upon receipt of such confirmation, the Company shall deliver an instruction letter to the Collateral Agent to instruct the Securities Intermediary to deliver the Pledged Note (which will be evidenced by the original definitive note held by the Securities Intermediary) to the Trustee along with an instruction to coordinate the specified decrease in the Pledged Note and the corresponding increase in the Global Note in an amount equal to the Reduced Principal Amount in accordance with the procedures of the Depository, and the Trustee shall make an endorsement on such Global Note to reflect such increase. Except in the case of a release from the Pledge following a Termination Event, the Trustee shall then promptly return the Pledged Notes to the Securities Intermediary for credit to the Collateral Account. Other than the exercise of reasonable care in the handling of the Pledged Notes, neither the Collateral Agent nor the Trustee shall be responsible for perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under the Purchase Contract and Pledge Agreement. In the event that a Remarketable Senior Note is transferred to the Securities Intermediary for credit to the Collateral Account pursuant to Section 3.14 of the Purchase Contract and Pledge Agreement (a “Subjected Note”) in connection with the re-creation of Corporate Units, such transfer shall be evidenced by an endorsement by the Securities Intermediary, at the direction of the Collateral Agent, on the Pledged Note held by the Securities Intermediary reflecting an increase in the principal amount of such Pledged Note equal in amount (the “Increased Principal Amount”) to the principal amount of such Subjected Note. The Collateral Agent shall confirm any such Increased Principal Amount by delivering a photocopy of such endorsement made on the Pledged Note evidencing such Increased Principal Amount to (i) the Trustee at the email address or other address of the Trustee provided for notices to the Trustee in Section 105 of the Original Indenture (or at such other email address or other address as the Trustee shall provide to the Collateral Agent) and (ii) the Company at the facsimile number, email address or other address of the Company for notices to the Company on the signature page of the Purchase Contract and Pledge Agreement (or at such other facsimile number, email address or other address as the Company shall provide to the Collateral Agent). Upon receipt of such confirmation, the Company shall deliver an instruction letter to the Collateral Agent directing the Securities Intermediary to deliver the Pledged Note (which will be evidenced by the original definitive note held by the Securities Intermediary) to the Trustee along with an instruction to coordinate the specified increase in the Pledged Notes and the corresponding decrease in the Global Note in an amount equal to the Increased Principal Amount in accordance with the procedures of the Depository, and the Trustee shall make an endorsement on such Global Note to reflect such decrease. The Trustee shall then promptly return the Pledged Notes to the Securities Intermediary for credit to the Collateral Account.

Each of the Trustee and the Collateral Agent may conclusively rely, without independent investigation or verification, on any confirmation, instruction letter or endorsement delivered pursuant to this Section 209, and shall have no liability for any action taken or omitted in good faith in reliance thereon.

Section 210.        No Additional Amounts. The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

Section 211.        Ranking. For the avoidance of doubt, the Remarketable Senior Notes shall rank on a parity with all Senior Notes of other series issued under the Original Indenture.

Article 3

RESERVED

Article 4

RESERVED

Article 5

FORM OF REMARKETABLE SENIOR NOTE

Section 501.        Form of Remarketable Senior Note. The Remarketable Senior Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form attached hereto as Exhibit A. Following a Successful Remarketing pursuant to Article 9, the Remarketable Senior Notes and the Trustee’s Certificate of Authentication to be endorsed thereon shall be amended and restated substantially in the form attached hereto as Exhibit B.

Article 6

ORIGINAL ISSUE OF REMARKETABLE SENIOR NOTES

Section 601.        Original Issue of Remarketable Senior Notes. Remarketable Senior Notes in the aggregate principal amount not to exceed $373,750,000 may, from time to time, be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Remarketable Senior Notes pursuant to a Company Order, without any further corporate action by the Company.

Section 602.        Issuance of Amended and Restated Remarketable Senior Notes following a Successful Remarketing. Remarketable Senior Notes in the aggregate principal amount equal to the amount of Remarketable Senior Notes Outstanding at the time of a Successful Remarketing pursuant to Article 9 may be executed by the Company and delivered to the Trustee for authentication by it, and the Trustee shall thereupon authenticate and deliver said Remarketable Senior Notes as amended and restated substantially in the form attached hereto as Exhibit B pursuant to a Company Order, accompanied by an Officers’ Certificate setting forth the Reset Rate, the Interest Payment Dates and the aggregate principal amount of Remarketable Senior Notes then Outstanding, without any further corporate action by the Company. Upon the delivery of such amended and restated Remarketable Senior Notes, any Remarketable Senior Notes then Outstanding in the form attached hereto as Exhibit A shall be cancelled by the Trustee. The Trustee may conclusively rely on such Company Order and Officers’ Certificate and shall have no responsibility for the determination of any of the terms set forth therein.

Article 7

RESERVED

Article 8

SUPPLEMENTAL INDENTURES

Section 801.        Supplemental Indentures without Consent of Holders of Remarketable Senior Notes. In addition to subsections (1) through (12) of Section 901 of the Original Indenture, without the consent of any Holder of a Remarketable Senior Note, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto to amend the Remarketable Senior Notes, the Original Indenture (insofar as it relates to the Remarketable Senior Notes) and this First Supplemental Indenture, in form satisfactory to the Trustee (which shall comply with the Trust Indenture Act then in effect), for any one or more of the following purposes:

(a)               following the Purchase Contract Settlement Date, to such extent as shall be necessary to permit or facilitate the satisfaction and discharge of the Remarketable Senior Notes pursuant to Section 401 of the Original Indenture, provided that any such action shall not adversely affect the interests of any Holder in any material respect;

(b)               to make any modifications to the Remarketable Senior Notes permitted pursuant to Section 904 in connection with a Remarketing that is made in accordance with the terms of the Indenture;

(c)               to conform the provisions thereof or hereof to the descriptions thereof or hereof contained in the preliminary prospectus supplement dated October 29, 2026 for the Remarketable Senior Notes, as supplemented by any free writing prospectus used in connection with the offering of the Equity Units, under the sections entitled “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Senior Notes” (in each case, as determined by the Company in good faith).

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, mortgage, pledge or assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, indemnities, duties, liabilities or immunities under the Indenture or otherwise. In executing any supplemental indenture pursuant to this Section 801, including any supplemental indenture entered into pursuant to clause (c) above, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture and that all conditions precedent thereto have been satisfied, and the Trustee shall have no responsibility for determining whether any such supplemental indenture conforms to the descriptions referred to in clause (c) above.

Any supplemental indenture authorized by the provisions of this Section 801 may be executed by the Company and the Trustee without the consent of the Holders of any of the Remarketable Senior Notes at the time Outstanding, notwithstanding any of the provisions of Section 902 of the Original Indenture.

Section 901 of the Original Indenture shall apply, as amended, with respect to the Remarketable Senior Notes, and any reference in the Original Indenture to such provision shall, for purposes of the Remarketable Senior Notes, be deemed to refer to such provision as amended by this Section 801.

Section 802.        Supplemental Indentures with Consent of Holders of Remarketable Senior Notes. With the consent of the Holders of not less than a majority in the principal amount of Remarketable Senior Notes then Outstanding (except as otherwise provided in Section 902 of the Original Indenture), the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto or to the Original Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture or this First Supplemental Indenture or of modifying in any manner the rights of the Holders of the Remarketable Senior Notes; provided, however, that, in addition to the restrictions set forth in the proviso contained in Section 902 of the Original Indenture (which shall apply to this Section 802, mutatis mutandis), no supplemental indenture may without the consent of the Holders of each Outstanding Remarketable Senior Note directly affected thereby: (i) modify the Put Right of the Holders of the Remarketable Senior Notes upon a Failed Remarketing in a manner materially adverse to the rights of the Holders (as determined by the Company in good faith), (ii) modify the Remarketing provisions of the Remarketable Senior Notes in a manner materially adverse to the rights of the Holders (as determined by the Company in good faith) or (iii) modify Section 211 hereof in a manner materially adverse to the rights of the Holders (as determined by the Company in good faith), it being understood that any modification of the terms of the Remarketable Senior Notes permitted pursuant to Section 904 in connection with a Remarketing that is made in accordance with the terms of the Indenture may be made without the consent of any Holders of the Remarketable Senior Notes. Section 902 of the Original Indenture shall apply, as amended, with respect to the Remarketable Senior Notes, and any reference in the Original Indenture to such provision shall, for purposes of the Remarketable Senior Notes, be deemed to refer to such provision as supplemented by this Section 802.

Article 9

REMARKETING

Section 901.        Remarketing Procedures.

(a)               In the case of an Optional Remarketing, unless a Termination Event has occurred prior to the Applicable Remarketing Period, or in the case of a Final Remarketing, unless a Successful Optional Remarketing or Termination Event has occurred prior to the Final Remarketing Period, the Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement for the Remarketing of the Remarketable Senior Notes as set forth under Section 902. The Company shall, no later than (i) in the case of an Optional Remarketing, five Business Days prior to the first day of the Applicable Remarketing Period or (ii) in the case of a Final Remarketing, seven days prior to the first day of the Final Remarketing Period, request that the Depository or its nominee notify the Beneficial Owners or Depository Participants holding Separate Notes, Corporate Units and Treasury Units, and shall provide a copy of such request to the Trustee, the Collateral Agent and the Purchase Contract Agent, in the case of an Optional Remarketing, of the Company’s intent to attempt an Optional Remarketing in the Applicable Remarketing Period, and in all cases, of the proposed Remarketing Dates and the procedures to be followed in each Remarketing, including the procedures to be followed by Holders of Separate Notes to participate in a Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units or Holders of Treasury Units to recreate Corporate Units, as the case may be, the applicable procedures for Holders of Corporate Units to effect an Early Settlement and, in the case of a Final Remarketing, applicable procedures to effect a Cash Settlement and the applicable procedures that must be followed by a Holder of Separate Notes if such Holder wishes to exercise its Put Right or by a Holder of Corporate Units if such Holder elects not to exercise its Put Right.

(b)               At any time after notice is given by the Company in accordance with Section 901(a), other than during a Blackout Period, each Holder of Separate Notes may elect to have Separate Notes held by such Holder remarketed in the applicable Remarketing for which such notice was given. A Holder making such an election must notify the Custodial Agent and deliver such Separate Notes to the Custodial Agent in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn, other than during a Blackout Period, by notifying the Custodial Agent on or prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Applicable Remarketing Period in accordance with the provisions set forth in the Purchase Contract and Pledge Agreement. Any such notice and delivery not withdrawn in accordance with the immediately preceding sentence will be irrevocable with respect to each Remarketing to occur during the Applicable Remarketing Period. Pursuant to Section 5.02 of the Purchase Contract and Pledge Agreement, by (or, in the case of a Final Remarketing, promptly after) 4:00 p.m., New York City time, on the Business Day immediately preceding the first day of the Applicable Remarketing Period, the Custodial Agent, based on the notices and deliveries received by it prior to such time, shall notify the Remarketing Agent of the aggregate principal amount of Separate Notes surrendered for Remarketing. Pursuant and subject to Section 5.02 of the Purchase Contract and Pledge Agreement, Remarketable Senior Notes that underlie Applicable Ownership Interests in Notes included in Corporate Units will be deemed surrendered for Remarketing (unless, in the case of a Final Remarketing, the Holder thereof has duly notified the Purchase Contract Agent in writing of its intent to effect a Cash Settlement and timely paid the Purchase Price) and will be remarketed in accordance with the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement.

(c)               The right of each Holder of Remarketed Notes to have such Remarketable Senior Notes remarketed on any Remarketing Date and sold on any Optional Remarketing Date or Final Remarketing Date, as the case may be, shall be subject to the conditions that (i)(A) the Remarketing Agent conducts any Optional Remarketing or (B) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred pursuant to the terms of the Remarketing Agreement and the Purchase Contract and Pledge Agreement, (ii) a Termination Event has not occurred prior to the Optional Remarketing Date or Final Remarketing Date, as the case may be, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Notes at the Remarketing Price based on the Reset Rate and (iv) each condition precedent to settlement of the Remarketed Notes set forth in the Remarketing Agreement is satisfied or waived.

(d)               Neither the Trustee, the Company, nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon surrender of Remarketable Senior Notes for remarketing.

Section 902.        Remarketing.

(a)               Unless a Termination Event has occurred prior to such date, if the Company elects to conduct an Optional Remarketing during an Optional Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price as provided in the Remarketing Agreement.

(b)               In the case there is no Successful Optional Remarketing during the Period for Optional Remarketing, either because the Remarketing Agent is unable to remarket the Remarketable Senior Notes at the applicable Remarketing Price or because a condition precedent to the Remarketing has not been satisfied, and unless a Termination Event has occurred prior to such date, during the Final Remarketing Period, the Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price as provided in the Remarketing Agreement. The Remarketing on any Remarketing Date will be considered successful if the resulting proceeds are at least equal to the applicable Remarketing Price. The Company has the right to postpone any Optional Remarketing for any reason in its sole and absolute discretion. The Company has the right to postpone the Final Remarketing in its sole and absolute discretion on any day prior to the last three Business Days of the Final Remarketing Period.

(c)               The Company may only remarket the Remarketable Senior Notes as fixed-rate notes.

Section 903.        Reset Rate.

(a)               In connection with each Remarketing, in order to remarket the Remarketable Senior Notes, the Remarketing Agent, in consultation with the Company, may reset the interest rate on the Remarketable Senior Notes either upward or downward (the new interest rate referred to as the “Reset Rate”).

(b)               Anything herein to the contrary notwithstanding, no Reset Rate shall in any event exceed the maximum rate permitted by applicable law.

(c)               In the event of a Successful Remarketing, the interest rate for the Remarketable Senior Notes shall be reset on the Remarketing Settlement Date to the applicable Reset Rate as determined by the Remarketing Agent, in consultation with the Company, under the Remarketing Agreement, and the Company shall (1) notify the Trustee by an Officers’ Certificate delivered to the Trustee and (2) request the Depository to notify its Depository Participants holding Remarketable Senior Notes, in each case, of the Reset Rate and the Interest Payment Dates established for the Remarketable Senior Notes during the Remarketing no later than 9:00 a.m., New York City time, on the Business Day following the date of the Successful Remarketing. Upon a Successful Remarketing, if the interest rate for the Remarketable Senior Notes is reset, the Reset Rate shall apply to all Outstanding Remarketable Senior Notes, whether or not the Holders of all Outstanding Remarketable Senior Notes participated in such Remarketing.

(d)               If a reset of the interest rate on the Remarketable Senior Notes occurs pursuant to a Successful Optional Remarketing, the Reset Rate of the Remarketable Senior Notes shall be the interest rate determined by the Remarketing Agent, in consultation with the Company, pursuant to the Remarketing Agreement, as the interest rate the Remarketable Senior Notes should bear in order for the Remarketing proceeds to equal at least 100% of the sum of the Treasury Portfolio Purchase Price and the Separate Notes Purchase Price (if any).

(e)               If a reset of the interest rate on the Remarketable Senior Notes occurs pursuant to a Successful Final Remarketing, the Reset Rate shall be the interest rate determined by the Remarketing Agent, in consultation with the Company, pursuant to the Remarketing Agreement, as the rate the Remarketable Senior Notes should bear in order for the Remarketing proceeds to equal at least 100% of the aggregate principal amount of Remarketable Senior Notes to be remarketed.

(f)                In the event of a Successful Remarketing, on and after the Remarketing Settlement Date the Remarketable Senior Notes shall bear interest, to the extent permitted by law, on any overdue principal and interest at the Reset Rate.

(g)               In the event of a Failed Final Remarketing, or if no Applicable Ownership Interests in Notes are included in Corporate Units (or the Holder of each such Corporate Unit has duly notified the Purchase Contract Agent in writing of its intent to effect a Cash Settlement and timely paid the Purchase Price) and none of the Holders of the Separate Notes elect to have their Remarketable Senior Notes remarketed in any Remarketing, the applicable interest rate on the Remarketable Senior Notes will not be reset and will continue to be the Securities Rate.

(h)               If there is a Failed Remarketing, the Company shall cause a notice of the unsuccessful Remarketing to be published not later than 9:00 a.m., New York City time, on the Business Day following the Applicable Remarketing Period. This notice shall be validly published by furnishing such information on a Current Report on Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Section 904.        Modification of Terms in Connection with a Successful Remarketing. Following any Successful Remarketing of the Remarketable Senior Notes:

(a)               the interest rate on the Remarketable Senior Notes may be reset pursuant to Section 903; and

(b)               interest on the Remarketable Senior Notes will be payable semi-annually on May 1 and November 1 of each year, as set forth in Section 205.

Any such modifications shall take effect only if there is a Successful Remarketing. Any such modifications shall become effective on the Remarketing Settlement Date, without the consent of Holders, and shall apply to all Remarketable Senior Notes, whether or not included in such Successful Remarketing.

Section 905.        Put Right.

(a)               If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, Holders of Remarketable Senior Notes will, subject to this Section 905, have the right (the “Put Right”) to require the Company to purchase such Remarketable Senior Notes for cash on the Purchase Contract Settlement Date, at a price per Remarketable Senior Note to be purchased equal to the principal amount of the applicable Remarketable Senior Notes (the “Put Price”).

(b)               The Put Right of a Holder of a Separate Note shall only be exercisable upon delivery of a notice substantially in the form attached as Exhibit C hereto (or, in the case of Global Notes, in accordance with applicable procedures of the Depository), together with such Holder’s Separate Notes, to the Trustee by such Holder at or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date. Such Put Right for a Holder of a Separate Note may be exercised with respect to all or a portion of such Holder’s Separate Notes (so long as such portion is an integral multiple of $1,000 principal amount). Prior to 11:00 a.m., New York City time, on the Purchase Contract Settlement Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Purchase Contract Settlement Date, the aggregate Put Price of all Separate Notes with respect to which a Holder has exercised a Put Right. In exchange for any Separate Notes surrendered pursuant to the Put Right, the Trustee shall then distribute such amount to the Holders of such Separate Notes; provided that the Trustee shall have no obligation to make any such distribution except to the extent it has received such funds from the Company, and the Trustee shall have no obligation to advance its own funds in respect of any Put Price.

(c)               If there has not been a Successful Remarketing on or prior to the last day of the Final Remarketing Period, the Put Right of Holders with respect to Remarketable Senior Notes relating to Applicable Ownership Interests in Notes included in Corporate Units will be deemed to be automatically exercised in accordance with Section 5.02(b) of the Purchase Contract and Pledge Agreement (unless any such Holder has duly notified the Purchase Contract Agent and the Trustee in writing of its intent to effect a Cash Settlement and timely paid the Purchase Price). The Purchase Contract Agent shall have no obligation to take any action in respect of any such deemed exercise other than as expressly set forth in the Purchase Contract and Pledge Agreement, and the Trustee and the Collateral Agent may conclusively rely on any notice delivered by the Purchase Contract Agent or the Company as to the aggregate principal amount of Remarketable Senior Notes subject to such deemed exercise.

(d)               Remarketable Senior Notes purchased pursuant to the Put Right shall be cancelled by the Trustee.

Article 10

TAX TREATMENT

Section 1001.    Tax Treatment. The Company agrees, and by acceptance of a Corporate Unit, a Book-Entry Interest or a Separate Note, each Holder (or Beneficial Owner) will be deemed to have agreed for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority) (a) to treat each Beneficial Owner of a Corporate Unit as the owner, separately, of each of the applicable Purchase Contract and the applicable interests in the Collateral, including the Remarketable Senior Notes underlying the Applicable Ownership Interests in Notes constituting a part of such Corporate Unit, (b) to treat the Remarketable Senior Notes as indebtedness, (c) with respect to Holders (or Beneficial Owners) who purchase Corporate Units (or beneficial interests therein) upon issuance, to allocate, as of the Original Issue Date, 100% of the purchase price for a Corporate Unit to the Applicable Ownership Interests in Notes comprising of the Remarketable Senior Notes and 0% to each Purchase Contract, which will establish each Holder’s (or Beneficial Owner’s) initial tax basis in each Purchase Contract as $0 and each Holder’s (or Beneficial Owner’s) initial tax basis in each Applicable Ownership Interests in Notes as $50, and (d) in all events, not to take any position for U.S. federal, state or local income tax purposes that is inconsistent with or contrary to the above covenants.

Section 1002.    FATCA. The Company agrees (i) to provide the Trustee, the Purchase Contract Agent and the Collateral Agent with such reasonable information as it has in its possession to enable the Trustee, the Purchase Contract Agent and the Collateral Agent to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee, the Purchase Contract Agent and the Collateral Agent shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee, the Purchase Contract Agent and the Collateral Agent shall not have any liability.

Article 11

MISCELLANEOUS PROVISIONS

Section 1101.    Recitals by Company; Concerning the Trustee. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or the Remarketable Senior Notes. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any prospectus, prospectus supplement, free writing prospectus or other disclosure material prepared or distributed with respect to the issuance of the Remarketable Senior Notes or the Corporate Units. The Trustee shall have no responsibility or liability with respect to the interest rate on the Remarketable Senior Notes (including any Reset Rate) and whether at any time it complies with applicable law. All of the provisions contained in the Original Indenture in respect of the rights, privileges, protections, immunities, indemnities, powers and duties of the Trustee and the Agents shall be applicable in respect of Remarketable Senior Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee and the Agents assume no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Original Indenture or as expressly set forth herein.

Section 1102.    Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as supplemented by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 1103.    Executed in Counterparts. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means (including any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signatures and Records Act) shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications to the Trustee hereunder must be in writing in English and must be in the form of a document that is signed manually or by way of an electronic signature (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other electronic signature provider acceptable to the Trustee). The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 1104.    Trustee Not Responsible for Purchase Contract and Pledge Agreement. For the avoidance of doubt, the Trustee shall not be deemed to have any obligation with respect to matters addressed in the Purchase Contract and Pledge Agreement that are not expressly set forth in the Indenture, and the Trustee shall not be deemed to have notice of the contents of, or be charged with any duties under, the Purchase Contract and Pledge Agreement or the Remarketing Agreement by reason of any reference thereto herein. U.S. Bank Trust Company, National Association, in its capacities as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary, shall be entitled to all of the rights, powers, privileges, protections, indemnities and immunities afforded to it in such capacities under the Purchase Contract and Pledge Agreement in connection with any action taken or omitted by it under or in connection with this First Supplemental Indenture, and no duties or obligations of U.S. Bank Trust Company, National Association in any such capacity shall be implied by reason of this First Supplemental Indenture.

Section 1105.    Security Registrar and Paying Agent. Pursuant to the Original Indenture, the Company hereby appoints the Trustee as Security Registrar and Paying Agent with respect to the Remarketable Senior Notes.

Section 1106.    Trustee Not Responsible for Remarketing. None of the Trustee, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have any responsibility or liability for (i) the conduct, timing, postponement or outcome of any Remarketing, (ii) the determination of any Reset Rate, Remarketing Price, Treasury Portfolio Purchase Price, Separate Notes Purchase Price or Interest Payment Date, (iii) the occurrence or non-occurrence of a Successful Remarketing, Failed Remarketing or Termination Event, (iv) any action or inaction of the Remarketing Agent or the Depository or (v) the publication of any notice required to be given by the Company under Article 9, and each of them may conclusively rely, without independent investigation, on any notice, Officers’ Certificate or other certificate delivered by the Company or the Remarketing Agent with respect to any of the foregoing. None of the Trustee, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be obligated to provide funds to make payment upon surrender of Remarketable Senior Notes for remarketing or to advance its own funds for any payment in respect of the Remarketable Senior Notes.

Section 1107.    Notice upon Trustee. Any notice, direction, request, demand, consent or waiver by the Company or any Holder to or upon the Trustee, Security Registrar or Paying Agent for the Remarketable Senior Notes shall be deemed to have been sufficiently given, made or filed, for all purposes, only if given, made or filed in writing and actually received by a Responsible Officer of the Trustee at the Corporate Trust Office.

Section 1108.    First Supplemental Indenture Controls. The provisions of this First Supplemental Indenture shall supersede the provisions of the Original Indenture to the extent the Original Indenture is inconsistent herewith; provided that nothing in this First Supplemental Indenture shall be construed to limit or diminish any right, privilege, protection, indemnity or immunity of the Trustee under the Original Indenture. For all purposes under the Original Indenture, the Remarketable Senior Notes shall constitute a single series of Senior Notes.

Section 1109.    Governing Law. This First Supplemental Indenture and each Remarketable Senior Note shall be governed by the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State (without regard to the conflicts of law principles thereof).

Section 1110.    Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Remarketable Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Remarketable Senior Notes, but this First Supplemental Indenture and the Remarketable Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 1111.    Waiver of Jury Trial

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE REMARKETABLE SENIOR NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signatures follow]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

H2O AMERICA

By:	/s/ Ann P. Kelly
Name: Ann P. Kelly
Title: Chief Financial Officer and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President

EXHIBIT A
FORM OF REMARKETABLE SENIOR NOTE

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR REMARKETABLE SENIOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*

THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000, EXCEPT AS PROVIDED IN THE FIRST SUPPLEMENTAL INDENTURE. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER EXCEPT AS PROVIDED IN THE FIRST SUPPLEMENTAL INDENTURE. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

* Insert in Global Notes.

H2O AMERICA

[Up to]* $[ ]

REMARKETABLE SENIOR NOTE DUE 2031

Dated: [ ] [ ], 20[ ]

NUMBER [ ]	[CUSIP NO: 40447NAA4]**

Registered Holder:	[ISIN NO: US40447NAA46]**

H2O AMERICA, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of Dollars]*** [specified in the Schedule of Increases or Decreases in Notes annexed hereto]* on November 1, 2031 (the “Stated Maturity”), and to pay interest thereon at the rate of 5.300% per annum, such interest to accrue from November 3, 2026 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, subject to any reset of such interest rate in connection with a Successful Remarketing, as described below. Subject to any changes in the interest payment dates as set forth in the First Supplemental Indenture (as defined on the reverse hereof) in connection with a Successful Remarketing, interest is payable quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing on February 1, 2027 (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment. On and after the Purchase Contract Settlement Date or, if earlier, the Optional Remarketing Settlement Date, interest on this Note will be payable at the relevant Reset Rate or, if the interest rate has not been reset, at the Securities Rate of 5.300% per year. The Reset Rate, if any, shall be established pursuant to the terms of the Indenture and the Remarketing Agreement. If Interest Payments are not paid, they will accrue and compound on each Interest Payment Date until paid at the annual rate of 5.300% per annum, to the extent permitted by applicable law.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or any Remarketable Senior Note issued upon registration of transfer or exchange thereof) is registered at the close of business on a Special Record Date for the payment of such defaulted interest established in accordance with Section 305 of the Original Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Remarketable Senior Notes may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Notes, will be the 15th day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (whether or not a Business Day); provided that if any of the Remarketable Senior Notes or the related Corporate Units are held by a securities depository in book-entry form, the Regular Record Date for such Remarketable Senior Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

* Insert in Global Notes and Remarketable Senior Notes included in Corporate Units in global form.

** Insert in Global Notes.

*** Insert in Notes other than (i) Global Notes and (ii) Remarketable Senior Notes included in Corporate Units in global form.

If an Interest Payment Date or the Stated Maturity of the Remarketable Senior Notes or the date (if any) on which the Company is required to purchase the Remarketable Senior Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

This Note may be presented for payment of principal and interest at the Corporate Trust Office of the Trustee; provided, however, that payment of interest will be made by the Company by wire transfer to the account designated by the person entitled thereto in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

H2O AMERICA

By:
Title:

By:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

Dated:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(Reverse Side of Note)

This Note is one of a duly authorized issue of Senior Notes of the Company (the “Notes”), issued and issuable in one or more series under a Senior Note Indenture, dated as of November 3, 2026 (the “Original Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of November 3, 2026, by and between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Original Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Note is one of the series designated on the face hereof (the “Remarketable Senior Notes”) which is limited in aggregate principal amount to $373,750,000. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

The Company may not redeem the Remarketable Senior Notes prior to maturity.

The Remarketable Senior Notes shall be remarketed as provided in the First Supplemental Indenture. In connection with a Successful Remarketing, the Remarketing Agent, in consultation with the Company, may remarket the Remarketable Senior Notes and reset the interest rate of the Remarketable Senior Notes. Following any Successful Remarketing of the Remarketable Senior Notes, the interest will be payable semi-annually, on May 1 and November 1 of each year.

Pursuant to the First Supplemental Indenture, if there has not been a Successful Remarketing prior to the end of the Final Remarketing Period, Holders of the Remarketable Senior Notes will have the right to require the Company to purchase such Remarketable Senior Notes for cash on the Purchase Contract Settlement Date at a price per Remarketable Senior Note to be purchased equal to the principal amount of the applicable Remarketable Senior Note.

The Remarketable Senior Notes are not subject to the operation of any sinking fund and, except as set forth in the First Supplemental Indenture, are not repayable at the option of a Holder thereof prior to the Stated Maturity.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The provisions of Sections 403 and 404 of the Original Indenture shall not apply to the Remarketable Senior Notes, and the provisions of Section 401 of the Original Indenture shall not apply to the Remarketable Senior Notes to the extent the provisions of Section 401 would allow for satisfaction and discharge of the Remarketable Senior Notes prior to the Stated Maturity, except in the case of an exercise by a Holder of the Put Right pursuant to Section 905 of the First Supplemental Indenture on the Purchase Contract Settlement Date.

The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee and/or any Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Pursuant to the First Supplemental Indenture, Remarketable Senior Notes comprising a part of Applicable Ownership Interests in Notes that are no longer a component of the Corporate Units and are released from the Collateral Account will be initially issued as Global Notes. Except upon recreation of Corporate Units and except as otherwise provided in the Indenture, Remarketable Senior Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Remarketable Senior Notes in certificated form. Unless and until such Global Notes are exchanged for Remarketable Senior Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Remarketable Senior Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Note as indebtedness and to take other positions for such tax purposes as set forth in the First Supplemental Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common	UNIF GIFT MIN ACT- Custodian (Cust) (Minor)
TEN ENT- as tenants by the entireties
JT TEN- as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE

The initial principal amount of this Note is: $

Changes to Principal Amount of [Global] Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Signatory of Trustee

EXHIBIT B
FORM OF REMARKETABLE SENIOR NOTE
(FOLLOWING A SUCCESSFUL REMARKETING)

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR REMARKETABLE SENIOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]*

THE NOTES EVIDENCED HEREBY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN DENOMINATIONS OF $1,000 AND ANY GREATER INTEGRAL MULTIPLE OF $1,000. ANY ATTEMPTED TRANSFER, SALE OR OTHER DISPOSITION OF NOTES IN A DENOMINATION OF LESS THAN $1,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PAYMENTS IN RESPECT OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

* Insert in Global Notes.

H2O AMERICA

[Up to]* $[ ]

REMARKETABLE SENIOR NOTE DUE 2031

Dated: [ ] [ ], 20[ ]

NUMBER [ ]	[CUSIP NO: 40447NAA4]**
Registered Holder:	[ISIN NO: US40447NAA46]**

H2O AMERICA, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to the Registered Holder named above, the principal sum [of Dollars]*** [specified in the Schedule of Increases or Decreases in Notes annexed hereto]* on November 1, 2031 (the “Stated Maturity”), and to pay interest thereon at the rate of [ ]% per annum, such interest to accrue from [          ] [ ], 2029 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest is payable semi-annually in arrears on each May 1 and November 1, commencing on [      ] [ ], 20[ ] (the “Interest Payment Dates”), until the principal thereof is paid or made available for payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at such rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month. The interest so payable on an Interest Payment Date will be paid to the Person in whose name this Note is registered, at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided that interest payable at Stated Maturity will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid (i) to the Person in whose name this Note (or any Remarketable Senior Note issued upon registration of transfer or exchange thereof) is registered at the close of business on a Special Record Date for the payment of such defaulted interest established in accordance with Section 305 of the Original Indenture or (ii) at any time in any other lawful manner not inconsistent with the requirements of the securities exchange, if any, on which the Remarketable Senior Notes may be listed, and upon such notice as may be required by such exchange. The “Regular Record Date” with respect to any Interest Payment Date for the Notes, will be the 15th day of the calendar month immediately preceding the calendar month in which the applicable Interest Payment Date falls (whether or not a Business Day); provided that if any of the Remarketable Senior Notes are held by a securities depository in book-entry form, the Regular Record Date for such Remarketable Senior Notes will be the close of business on the Business Day immediately preceding the applicable Interest Payment Date.

* Insert in Global Notes and Remarketable Senior Notes included in Corporate Units in global form.

** Insert in Global Notes.

*** Insert in Notes other than (i) Global Notes and (ii) Remarketable Senior Notes included in Corporate Units in global form.

If an Interest Payment Date or the Stated Maturity of the Remarketable Senior Notes falls on a day that is not a Business Day, the applicable payment will be made on the next succeeding Business Day, and no interest shall accrue or be paid in respect of such delay.

This Note may be presented for payment of principal and interest at the Corporate Trust Office of the Trustee; provided, however, that payment of interest will be made by the Company by wire transfer to the account designated by the person entitled thereto in writing to the Trustee at least five Business Days prior to the relevant Interest Payment Date. Payment of the principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed. Dated:

H2O AMERICA

By:
Title:

By:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the within-mentioned Indenture.

Dated:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(Reverse Side of Note)

This Note is one of a duly authorized issue of Senior Notes of the Company (the “Notes”), issued and issuable in one or more series under a Senior Note Indenture, dated as of November 3, 2026 (the “Original Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of November 3, 2026, by and between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Original Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders (the word “Holder” or “Holders” meaning the registered holder or registered holders) of the Notes. This Note is one of the series designated on the face hereof (the “Remarketable Senior Notes”) which is limited in aggregate principal amount to $373,750,000. Capitalized terms used herein but not defined herein shall have the respective meanings assigned thereto in the Indenture.

The Company may not redeem the Remarketable Senior Notes prior to maturity.

The Remarketable Senior Notes are not subject to the operation of any sinking fund and are not repayable at the option of a Holder thereof prior to the Stated Maturity.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The provisions of Sections 403 and 404 of the Original Indenture shall not apply to the Remarketable Senior Notes, and the provisions of Section 401 of the Original Indenture shall not apply to the Remarketable Senior Notes to the extent the provisions of Section 401 would allow for satisfaction and discharge of the Remarketable Senior Notes prior to the Stated Maturity.

The Company will not pay any additional amounts to any Holder in respect of any tax, assessment or governmental charge.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee and/or any Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Except as otherwise provided in the Indenture, Remarketable Senior Notes represented by Global Notes will not be exchangeable for, and will not otherwise be issuable as, Remarketable Senior Notes in certificated form. Unless and until such Global Notes are exchanged for Remarketable Senior Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Remarketable Senior Notes shall be made, only to the Depository or a nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

By acceptance of this Note or a beneficial interest in this Note, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Note as indebtedness and to take other positions for such tax purposes as set forth in the First Supplemental Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common	UNIF GIFT MIN ACT- Custodian (Cust) (Minor)
TEN ENT- as tenants by the entireties
JT TEN- as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THIS NOTE

The initial principal amount of this Note is: $

Changes to Principal Amount of [Global] Note

Date	Principal Amount by which this Note is to be Decreased or Increased and the Reason for the Decrease or Increase	Remaining Principal Amount of this Note	Signature of Authorized Signatory of Trustee

EXHIBIT C

FORM OF PUT NOTICE

TO:     H2O America

U.S. Bank Trust Company, National Association

111 Fillmore Avenue
St. Paul, Minnesota 55107

Attn: Global Corporate Trust

U.S. Bank Trust Company, National Association
CityPlace I

185 Asylum Street, 27th Floor

Hartford, CT 06103
Attn: Global Corporate Trust

Please refer to the Senior Note Indenture, dated as of November 3, 2026 (the “Original Indenture”), between H2O America (the “Company”) and U.S. Bank Trust Company, National Association (herein called the “Trustee”), as heretofore supplemented and amended and as further supplemented by the First Supplemental Indenture dated as of November 3, 2026 (the “First Supplemental Indenture” and, together with the Original Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture”), by and between the Company and the Trustee. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

The undersigned registered Holder of the Remarketable Senior Note designated below, which is being delivered to the Trustee herewith, hereby requests and instructs the Company to purchase such Remarketable Senior Note or the portion thereof specified below (so long as such portion is in a principal amount of $1,000 or an integral multiple thereof), in accordance with the terms of the Indenture, at the price of 100% of the principal amount of such Remarketable Senior Note (or portion thereof). The Remarketable Senior Note (or portion thereof) shall be purchased by the Company as of the Purchase Contract Settlement Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature:

NOTICE: The above signature of the Holder hereof must correspond with the name as written upon the face of the Remarketable Senior Note in every particular without alteration or enlargement or any change whatever.

Signature Guarantee:

Note Certificate Number (if applicable):

C-1

Principal Amount:

Portion to be purchased if other than the Principal Amount set forth above:

Social Security or Other Taxpayer Identification Number:

DTC Account Number (if applicable):

Name of Account Party (if applicable):

PAYMENT INSTRUCTIONS: The purchase price of the Remarketable Senior Note should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s):
(Please Print)

Address
(Please Print)

(Zip Code)

(Zip Code)

(Tax Identification or Social Security Number)

C-2